UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ___________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 10, 2006




                       SECURED DIGITAL APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     0-25658                   84-1357927
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)





              Park 80 West, Plaza One, Saddle Brook, NJ                 07663
              (Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code:  (201) 843-0222


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Secured Digital Applications, Inc. has determined to discontinue its limited involvement in the broadband business in Malaysia as a backhaul provider of telecommunications services. The decision to leave the broadband business, which was forecast to constitute about 2 percent of the company's revenue in the current year, is not material to the company's operations or assets. The decision to end the company's broadband business was approved by the Board of Directors and is intended to permit an exit from a non-core line of business upon favorable terms.

In connection with the company's exit from this line of business, Secured Digital took the following steps:

1. On July 5, 2006, the Company executed contracts that provide for third parties to subcontract the company's obligations under existing contracts and sold certain fixed assets held by its subsidiary Perwimas Telecommunications Sdn Bhd for $611,169. The purchase consideration will be settled in 18 equal monthly installments commencing July 2006.

2. The Company's operating subsidiary Perwimas will not renew the Broadband license granted to it by the government of Malaysia.

The Board also has approved a plan to streamline its core operating subsidiaries under a newly formed intermediate holding company. The aforementioned grouping of the core operating subsidiaries is intended to promote the sharing of common costs and resources and improve the group's operating results.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SECURED DIGITAL APPLICATIONS, INC.



                               By:   /s/ Patrick Soon-Hock Lim
                                     -------------------------
                               Name:  Patrick Soon-Hock Lim
                               Title: Chairman & Chief Executive Officer


Date:  July 10, 2006



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